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                                                                      Exhibit 21

EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

The voting securities of the subsidiaries below are in each case owned by Forest
City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented.
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
                                                         Percentage of Voting Securities         State of Incorporation /
Name of Subsidiary                                         Owned by Immediate Parent                   Organization
------------------                                         -------------------------             ------------------------
Forest City Rental Properties Corporation                           100                                  Ohio
      Forest City Residential Group, Inc.                           100                                  Ohio
           Forest City Stapleton, Inc.                              100                                  Colorado
      Forest City Commercial Group, Inc.                            100                                  Ohio
      Forest City Commercial Holdings, Inc.                         100                                  New York
      Forest City Central Station, Inc.                             100                                  Ohio
Sunrise Development Co.                                             100                                  Ohio
Forest City Trading Group, Inc.                                     100                                  Oregon
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